SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF , THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 08/31/2003
FILE NUMBER 811-2729
SERIES NO.: 8

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class          $ 24,119
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class     $  3,307
              Personal Investment Class    $    144
              Cash Management Class        $  8,950
              Reserve Class                $     24
              Resource Class               $  3,459


73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class          $000.0129
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Private Investment Class     $000.0099
              Personal Investment Class    $000.0074
              Cash Management Class        $000.0121
              Reserve Class                $000.0043
              Resource Class               $000.0113



74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class         1,503,659
         2.   Number of shares outstanding of a second class of open-end company  (000's Omitted)
              Private Investment Class      503,351
              Personal Investment Class      21,130
              Cash Management Class         740,804
              Reserve Class                   4,165
              Resource Class                371,410


74V.     1.   Net asset value per share (to nearest cent)
              Institutional Class          $ 1.00
         2. Net asset value per share of a second class of open-end company (to nearest cent)
              Private Investment Class     $ 1.00
              Personal Investment Class    $ 1.00
              Cash Management Class        $ 1.00
              Reserve Class                $ 1.00
              Resource Class               $ 1.00